EXHIBIT 99.1

Corvus Pharmaceuticals Provides Business Update and Reports Third Quarter 2020 Financial Results

BURLINGAME, Calif., Oct. 29, 2020 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (NASDAQ: CRVS), a clinical-stage biopharmaceutical company, today provided a business update and announced financial results for the third quarter ended September 30, 2020.

“We have several important milestones for our cancer and COVID-19 programs in the coming months,” said Richard A. Miller, M.D., president and chief executive officer of Corvus. “For our lead program, ciforadenant combined with atezolizumab in renal cell cancer (RCC), we are on track to meet with FDA in December to finalize the design of a Phase 3, biomarker driven clinical trial focused on RCC patients that are positive for the Adenosine Gene Signature. The data on the signature, which has been confirmed independently, suggests that positive patients may be most likely to benefit from treatment with ciforadenant. We are also encouraged that our ITK inhibitor, CPI-818, has shown activity in patients with advanced peripheral T cell lymphoma, and we look forward to sharing updated data at the ASH meeting in December.”

“For CPI-006, we continued to enroll patients in our Phase 1 cancer study and in our recently launched Phase 1 study in patients with COVID-19. The initial results in COVID-19 patients have been encouraging and aligned with our expectations based on CPI-006’s unique mechanism of B cell activation and subsequent antibody and memory B cell production. This includes the generation of a polyclonal immune response to the SARS-CoV-2 virus induced by relatively low doses of CPI-006, which may offer advantages over passive administration of monoclonal antibodies. We will present the latest data on the COVID-19 program at the SITC meeting in November, and based on the positive results to-date, plan to initiate a larger registrational study before the end of the year.”

“On the corporate development front, in October we co-founded Angel Pharmaceuticals, a biopharmaceutical company based in China. Angel expands our pipeline into the large and growing Chinese healthcare market and provides the potential to accelerate our product development on a global basis. In addition, Corvus will initially retain a 49.7% ownership position in the company.”

Recent Achievements

CPI-006: Anti-CD73 Antibody with Immunomodulatory Activity

  Initiated an open-label, Phase 1 study of CPI-006 in COVID-19 patients with mild to moderate symptoms that require hospitalization and reported initial data that supports its potential as a novel immunotherapy approach for these patients. This includes the inducement of sustained high titers of SARS-CoV-2 specific antibodies and increased levels of memory B cells, with a dose-response effect seen in the first two cohorts with prolonged high titers of antibodies observed out to 56 days.

  Published results from initial cohorts of COVID-19 study and data characterizing the novel immunotherapy approach with CPI-006 online at medRxiv.org. The preclinical data in the manuscript demonstrate that administration of CPI-006 resulted in B cell activation, antibody secretion and induction of memory B and T cells. The clinical data in the manuscript is consistent with laboratory studies and reflected high titers of IgG and IgM anti-SARS-CoV-2 antibodies.

  Completed planned enrollment in each of the study’s four cohorts (0.3, 1.0, 3.0 and 5.0 mg/kg), with additional enrollments ongoing in order to expand certain cohorts.  Additional data from the study, including results from all four cohorts, will be presented at the Society for Immunotherapy of Cancer (SITC) annual meeting in November.

  Completed enrollment in three dose escalation arms of the CPI-006 Phase 1/1b cancer clinical trial: monotherapy, combination with ciforadenant and combination with pembrolizumab and we continue to enroll the triplet combination dose escalation arm with ciforadenant and pembrolizumab.

CPI-818: A small molecule ITK inhibitor

  Continued follow-up on patients enrolled in the CPI-818 Phase 1/1b clinical trial, with a focus on the seven patients with peripheral T-cell lymphoma (PTCL). To-date, there have been two responses in this group – one patient who previously failed chemotherapy and high dose chemotherapy with autologous bone marrow transplantation that achieved a complete response and completed one year of treatment; and one patient who failed multiple prior therapies that achieved a partial response.

Co-Founding of Angel Pharmaceuticals in China

  Announced the co-founding of Angel Pharmaceuticals in China to create clinical study synergies and accelerate development timelines for the Company’s pipeline (ciforadenant, CPI-006 and CPI-818) while retaining 49.7% ownership of Angel.

Anticipated Future Events

  The Company will present Phase 1 study results with CPI-006 in COVID-19 patients at the SITC annual meeting, which is being held virtually on November 9-14, 2020.

  The SITC poster presentation will be available on November 9 at 8:00 am ET on the SITC meeting website.
Title:	Immunotherapy with B cell activating antibody CPI-006 in patients (pts) with mild to moderate COVID-19 stimulates anti-SARS-CoV-2 antibody response, memory B cells and memory T effector cells
Poster #:	325
Lead Author:	Gerard J. Criner, MD, Temple University Hospital
Category:	In-Progress Clinical Trials
  Based on interim data from the Phase 1 study, and assuming the remainder of the data in the study supports it, begin a pivotal, randomized, double blind study of CPI-006 in hospitalized COVID-19 patients in December 2020, with results expected to be available around mid-2021.

  On track to meet with the U.S. Food and Drug Administration (FDA) in December 2020 to obtain feedback on the Company’s proposed pivotal trial for ciforadenant in patients with refractory renal cell carcinoma. The proposed pivotal trial will utilize the Company’s Adenosine Gene Signature biomarker to select patients who may be most likely to benefit from treatment with ciforadenant plus atezolizumab.

  Present updated clinical data from the CPI-818 Phase 1/1b clinical trial at the American Society of Hematology (ASH) annual meeting in December 2020.

Financial Results

At September 30, 2020, Corvus had cash, cash equivalents and marketable securities totaling $51.4 million, as compared to cash, cash equivalents and marketable securities of $78.0 million at December 31, 2019.

Research and development expenses for the three months ended September 30, 2020 totaled $6.6 million compared to $9.0 million for the same period in 2019. The decrease of $2.4 million was primarily due to a $0.8 million decrease in CPI-818 drug manufacturing costs, a $0.8 million decrease in outside research service costs and a $0.5 million decrease in personnel costs.

General and administrative expenses for the three months ended September 30, 2020 totaled $3.2 million dollars compared to $2.5 million for the same period in 2019. The increase of $0.7 million primarily consisted of an increase in professional service costs.

The net loss for the three months ended September 30, 2020 was $9.8 million, compared to a net loss of $11.0 million for the same period in 2019. Total stock compensation expense for the three months ended September 30, 2020 was $1.3 million compared to $1.7 million for the same period in 2019.

About Corvus Pharmaceuticals
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company. Corvus’ lead product candidates are ciforadenant (CPI-444), a small molecule inhibitor of the A2A receptor, and CPI-006, a humanized monoclonal antibody directed against CD73 that has exhibited immunomodulatory activity and activation of immune cells in preclinical studies. These product candidates are being studied in ongoing Phase 1b/2 and Phase 1/1b clinical trials in patients with a wide range of advanced solid tumors. Ciforadenant is being evaluated in a successive expansion cohort Phase 1b/2 trial examining its activity both as a single agent and in combination with an anti-PD-L1 antibody. CPI-006 is being evaluated in a multicenter Phase 1/1b clinical trial as a single agent, in combination with ciforadenant and pembrolizumab. The Company’s third cancer clinical program, CPI-818, an oral, small molecule drug that has been shown to selectively inhibit ITK, is in a multicenter Phase 1/1b clinical trial in patients with several types of T-cell lymphomas. The Company is also evaluating CPI-006 as a treatment for COVID-19 patients. For more information, visit www.corvuspharma.com.

About Angel Pharmaceuticals
Angel Pharmaceuticals is a privately held biopharmaceutical company developing a pipeline of precisely targeted investigational medicines in China. The Company was launched through a collaboration with U.S.-based Corvus Pharmaceuticals and investments from investors in China.

About Ciforadenant
Ciforadenant (CPI-444) is a small molecule, oral, checkpoint inhibitor designed to disable a tumor’s ability to subvert attack by the immune system by blocking the binding of adenosine in the tumor microenvironment to the A2A receptor. Adenosine, a metabolite of ATP (adenosine tri-phosphate), is produced within the tumor microenvironment where it may bind to the adenosine A2A receptor present on immune cells and block their activity. CD39 and CD73 are enzymes on the surface of tumor cells and immune cells. These enzymes work in concert to convert ATP to adenosine.

Adenosine Gene Signature
The adenosine gene signature is a biomarker that reflects adenosine induced immunosuppression in the tumor. These genes express chemokines that recruit myeloid cells including immunosuppressive tumor associated CD68+ myeloid cells, which are thought to mediate resistance to anti-PD-(L)1 treatment.

About CPI-006
CPI-006 is a potent humanized monoclonal antibody that reacts with a specific site on CD73. It has demonstrated immunomodulatory activity resulting in activation of lymphocytes, induction of antibody production from B cells and effects on lymphocyte trafficking. While there are other anti-CD73 antibodies in development for treatment of cancer, such antibodies have been reported to react with a different region of CD73 and are designed to block production of adenosine, which is not involved in the immunomodulatory processes seen with CPI-006. CPI-006 is currently being evaluated in an ongoing Phase 1 study in patients with COVID-19 and has demonstrated enhanced antibody responses to the SARS-CoV-2 virus.

About CPI-818
CPI-818 is a small molecule drug given orally that has been shown to selectively inhibit ITK (interleukin-2-inducible T-cell kinase). It was developed to possess dual properties: to block malignant T-cell growth and modulate immune responses. ITK, an enzyme, is expressed predominantly in T-cells and plays a role in T-cell and natural killer (NK) cell lymphomas and leukemias, as well as in normal immune function. Interference with ITK signaling can modulate immune responses to various antigens. The inhibition of specific molecular targets in T-cells may be of therapeutic benefit for patients with T-cell lymphomas and in patients with autoimmune diseases. The Company is conducting a Phase 1 dose escalation trial in patients with refractory T-cell lymphomas.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to the potential safety and efficacy of ciforadenant, CPI-006, and CPI-818, the Company’s ability and the ability of Angel Pharmaceuticals to develop and advance product candidates into and successfully complete preclinical studies and clinical trials, including the Company’s Phase 1b/2 clinical trial of ciforadenant, the Company’s Phase 1/1b clinical trial of CPI-006, the Company’s Phase 1/1b clinical trial of CPI-818, in each case, for certain cancers, as well as the Company’s Phase 1 trial of CPI-006 for COVID-19, the timing of the availability and announcement of clinical data and certain other product development milestones, and the sufficiency of the Company’s and Angel Pharmaceuticals’ cash resources. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Securities and Exchange Commission on October 29, 2020, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s ability and the ability of Angel Pharmaceuticals to demonstrate sufficient evidence of efficacy and safety in its clinical trials of ciforadenant, CPI-006 and CPI-818; the accuracy of the Company’s estimates relating to its ability to initiate and/or complete preclinical studies and clinical trials; the results of preclinical studies may not be predictive of future results; the unpredictability of the regulatory process; regulatory developments in the United States, China and other foreign countries; whether the FDA accepts data from trials conducted in foreign locations, including China; the unpredictability of any ongoing or future trade dispute between the United States and China; the costs of clinical trials may exceed expectations; the Company’s ability and the ability of Angel Pharmaceuticals to raise additional capital; the effects of COVID-19 on the Company’s and Angel Pharmaceuticals’ respective clinical programs and business operations; the unpredictability of the regulatory approval process in China; and the satisfaction of all obligations by each of the counterparties to the agreements to be entered into in connection with the transactions discussed herein. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Leiv Lea
Chief Financial Officer
Corvus Pharmaceuticals, Inc.
+1-650-900-4522
llea@corvuspharma.com

MEDIA CONTACT:
Sheryl Seapy
W2O pure
+1-213-262-9390
zkubow@purecommunications.com

CORVUS PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$6,619	$8,996	$24,639	$29,055
General and administrative	3,226	2,517	9,242	8,359
Total operating expenses	9,845	11,513	33,881	37,414
Loss from operations	(9,845)	(11,513)	(33,881)	(37,414)
Interest income and other expense, net	49	509	539	1,789
Net loss	$(9,796)	$(11,004)	$(33,342)	$(35,625)
Net loss per share, basic and diluted	$(0.33)	$(0.37)	$(1.13)	$(1.21)
Shares used to compute net loss per share, basic and diluted	29,500,318	29,389,003	29,419,431	29,331,290

CORVUS PHARMACEUTICALS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

			September 30,	December 31,
			2020	2019
Assets
Cash, cash equivalents and marketable securities			$51,361	$77,982
Operating lease right-of-use asset			1,825	2,327
Other assets			2,676	3,337
Total assets			$55,862	$83,646
Liabilities and stockholders' equity
Accounts payable and accrued liabilities and other liabilities			$10,975	$9,347
Operating lease liability			2,537	3,188
Stockholders' equity			42,350	71,111
Total liabilities and stockholders' equity			$55,862	$83,646